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                                                                                                         Exhibit 12

                                                         Ratios of Earnings to Fixed Charges


                                          Fiscal Year Ended December        Twenty-Six Weeks Ended
                                                                                June 29,   June 28,
                                        1994(1)        1995       1996(2)         1996       1997
                                        -------        ----       -------         ----       ----
     Earnings (loss) from
     continuing operations......     $1,680,397    $2,047,215   $2,885,019   $1,316,307  $1,657,705
        Add provision for income.        85,406        95,476      136,888       58,340     108,238
        taxes
          and services..........         34,736        57,653       80,148       37,294      47,961
              =                      ----------    ----------   ----------   ----------   ---------
                  Total.........      1,800,539     2,200,344    3,102,055    1,411,941   1,813,904
                                     ==========    ==========   ==========   ==========   =========

     Fixed Charges:
        Interest................        113,797       122,386      162,651       74,316      92,080
        Interest factor portion.         52,506        67,599      103,228       42,790      79,858
        of rentals
          Total fixed charges...          7,516        13,821       17,480        8,208      10,179
                                     ----------    ----------   ----------   ----------   ---------
                                        173,819       203,806      283,359      125,314     182,117
                                     ==========    ==========   ==========   ==========   =========

     Earnings
        Computer products.......          (659)         5,418        9,703        4,102       4,883
        Computer services.......          2,527         5,272        7,381        2,796       5,691
        Communication products
          and services..........             77         1,017        1,649          516       1,380
                                     ----------    ----------   ----------   ----------   ---------
                                     $    1,945    $   11,707   $   18,733   $    7,414   $  11,954
                                     ==========    ==========   ==========   ==========   =========

(1)  Gross margin and net earnings exclude the impact of non-recurring charges recognized in the second quarter of 1994.

(2)  Net earnings include the impact of $991,000 non-recurring charges in the fourth quarter of 1996.

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